                                                            EXHIBIT NUMBER (11)
                                                            TO 6/30/94 FORM 10-Q



                           NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS



                              Second Quarter  Ended June 30    Six Months Ended June 30
                              -----------------------------   --------------------------
                                  1994           1993           1994            1993
                              --------------  -------------   ------------   -----------

Computations Required by
- ------------------------
Regulation S-K
- --------------

Primary Earnings Per Share
- --------------------------
Net Income Applicable to
  Common Shares                $46,968,577     $40,031,235     $90,732,442  $78,684,036
                               ===========     ===========     ===========  ===========

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

    Common Shares               53,878,250      52,987,990      53,602,539   52,929,420

    Dilutive Effect of Common
      Equivalent Shares (A)

        Stock Options              979,076       1,275,662         986,587    1,259,545

        Long Term Performance
           Stock Plan              393,575         395,763         375,782      380,560

        Other                       10,156           1,455           7,978        1,214
                               -----------     -----------     -----------  -----------

                                55,261,057      54,660,870      54,972,886   54,570,739
                               ===========     ===========     ===========  ===========

Net Income Per Common and
 Common Equivalent Share             $0.85           $0.73           $1.65        $1.44
                               ===========     ===========     ===========  ===========



(A) Determined by application of the treasury stock method.

                                                            EXHIBIT NUMBER (11)
                                                            TO 6/30/94 FORM 10-Q


                           NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS




                                         Second Quarter Ended June 30  Six Months Ended June 30
                                         ----------------------------  ------------------------
                                            1994         1993            1994         1993
                                         -----------  -----------      -----------  -----------
Computations Required by
- ------------------------
Regulation S-K
- --------------

Fully Diluted Earnings Per Share
- --------------------------------

Net Income Applicable to
  Common Shares                          $46,968,577  $40,031,235      $90,732,442  $78,684,036

Add Back: Dividend on Series E
  Convertible Preferred Stock                768,277      794,129        1,545,328    1,558,208
                                         -----------  -----------      -----------  -----------

                                         $47,736,854  $40,825,364      $92,277,770  $80,242,244
                                         ===========  ===========      ===========  ===========

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

    Common Shares                         53,878,250   52,987,990       53,602,539   52,929,420

    Dilutive Effect of Common
      Equivalent Shares (A)

        Stock Options                        979,907    1,275,662        1,009,134    1,347,629

        Long Term Performance
           Stock Plan                        393,575      395,763          376,574      396,809

        Other                                 10,156        1,622            8,167        1,549

Other Potentially Dilutive Securities

    Equivalent Shares Assuming
    Conversion of Series E
    Convertible Preferred Stock            1,204,820    1,204,820        1,204,820    1,204,820
                                        ------------  -----------      -----------  -----------

                                          56,466,708   55,865,857       56,201,234   55,880,227
                                        ============  ===========      ===========  ===========


Net Income Per Common and
 Common Equivalent Share                      $0.85         $0.73            $1.64        $1.44
                                        ===========   ===========      ===========  ===========


(A) Determined by application of the treasury stock method.

                                       23